UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

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SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

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The following is a copy of a news article published online on May 13, 2016 by the Atlanta Journal-Constitution, containing quotes from Larry Gellerstedt, the President and CEO of Cousins Properties Incorporated, and Gregg Adzema, the Executive Vice President and CFO of Cousins Properties Incorporated:

Office space bubble? Not this time

By J. Scott Trubey - The Atlanta Journal-Constitution

Posted: 12:00 a.m. Friday, May 13, 2016

The words “Atlanta” and “discipline” are seldom spoken in the same sentence when it comes to development.

When it comes to the building of new speculative office skyscrapers, however, the Atlanta area of late has almost been a model of restraint.

The region is at a post-recession peak in office construction, and a number of projects in their early stages have been pitched. But the amount being built is rather slim for an area prone to over-development, experts say.

Some of that stems from the hangover lenders and developers still feel from the financial crisis, which left several new see-through office towers hovering over Buckhead and Midtown.

Another factor is the high cost of construction, coupled with rents that aren’t yet high enough in many metro Atlanta neighborhoods to entice lenders to put up the dough for spec space.

As a result, overall office vacancy narrowed in the first quarter to 17.2 percent, according to data from real estate services firm JLL.

Chris Ahrenkiel, managing director in Atlanta for real estate giant Tishman Speyer, said the market is tight as it has been in about 15 years. That’s good news for Tishman Speyer, developer of Three Alliance Center, Buckhead’s lone speculative office tower near Lenox Square.

Metro Atlanta office rents also reached an all-time high in the third quarter of last year, according to a report at the time by CBRE Research, and have only marched upward.

“The knock in the Sunbelt has traditionally read something like this: As soon as the rents start to increase, new supply quickly emerges and overwhelms demand. End of cycle,” said Gregg Adzema, chief financial officer of Cousins Properties said in the company’s first quarter conference call with investors.

“But that hasn’t played out this time,” he said. “Although it varies by market, current construction as a percentage of office inventory in our markets is remarkably low.”

Plenty of “build-to-suit” office construction is happening for corporate campuses owned or controlled by the main tenant, such as State Farm in Dunwoody, Mercedes-Benz in Sandy Springs and NCR in Midtown.

Speculative projects underway — including the Three Alliance Center tower in Buckhead, two mid-rise buildings in the Cumberland Mall area, one at Avalon in Alpharetta and another in Brookhaven at Perimeter Summit — may be small historically but represent the most since the crash.

Tight space

Still, as space tightens there are very few large blocks of space for companies that want to move into new digs or for firms expanding or moving into the metro area.

Chris White, Atlanta market leader and executive vice president for real estate services firm Savills Studley, said new leases dipped in the first quarter amid turbulence in the global economy. But demand remains strong. The region filled 325,000 square feet of empty space from January-March, according to JLL.

The new space will relieve pressure, but the prices for tenants will be higher, he said.

“You didn’t have to focus as much on the cost of Atlanta real estate as you will going forward,” White said.

White, whose firm represents tenants, said four to eight major law firms could look for new space in the next few years. Many law firms will try to put more people in less space — a trend throughout the business world — and with space so tight, their searches could lead to more new construction.

Ahrenkiel said his firm is seeing interest from finance, law and financial technology firms among others. Some are existing Atlanta companies looking to refresh their space, and others are potential headquarters relocations.

Atlanta-based developer Portman is preparing to start a 21-story Midtown tower called Coda. Part of Technology Square, it will be anchored by Georgia Tech and could feature the highest monthly rents Atlanta has ever seen, perhaps in the $40-$50 per square foot range. About half of the office space in that tower will be leased to private companies.

Metro Atlanta’s spec office development, however, pales in comparison to what has been seen in cities such as Houston, which has seen a number of flashy new towers open even as the oil price crash roiled the regional economy.

Larry Gellerstedt, president and CEO of Atlanta-based Cousins, said in an interview last month that he sees the development cycle being in its sixth or seventh inning.

Economic cycles

That’s less a commentary on metro Atlanta’s economy, which added about 77,000 jobs in the past 12 months, than on the arc of economic cycles. The U.S. has been in an expansion since late 2009. The average economic expansion since World War II has lasted 58.4 months, or about five years, according to the National Bureau of Economic Research.

Cousins recently announced plans to merge operations with fellow real estate investment trust Parkway Properties in an estimated $2 billion deal that would make Cousins the biggest owner of trophy office buildings in Buckhead and Midtown.

As part of that deal, Cousins and Parkway will put Houston office buildings into a separate spinoff company.

Though Gellerstedt said he doesn’t foresee a major real estate collapse like the one Atlanta experienced after the financial crisis, he said his firm might sell some Atlanta buildings to raise cash and be ready to catch the wave.

Meanwhile, Cousins is building NCR’s headquarters, and the Atlanta firm and Houston-based real estate developer and services firm Hines recently kicked off 8000 Avalon Boulevard in Alpharetta’s bustling Avalon mini-city.

No committed tenants have been announced, but the more than 200,000-square-foot, mid-rise building is seeing interest from high-tech firms, said John Heagy, market chief for Hines in Atlanta. There’s also room at Avalon for a second office tower.

Separately, Hines has three mid-rise office buildings on the drawing board at Atlantic Station in Midtown. He said his team is tracking some 2 million square feet of office space demand just in the Midtown area.

Office market snapshot

Overall vacancy rate: 17.2 percent

Average rent: $22.98

Average rent Class A: $26.50

Major submarket vacancy rates: Downtown (23.2 percent), Midtown (15.8 percent), Buckhead (12.9 percent), Northwest (16.4 percent) Central Perimeter (15.4 percent), North Fulton (13.7 percent).

Source: JLL

Cautionary Note Regarding Forward-Looking Statements

This document may include “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act. All statements other than statements of historical fact are “forward-looking statements” for purposes of federal and state securities laws. These forward-looking statements, which are based on current expectations, estimates and projections about the industry and markets in which Cousins Properties Incorporated (“Cousins”) and Parkway Properties, Inc. (“Parkway”) operate and beliefs of and assumptions made by Cousins management and Parkway management, involve uncertainties that could significantly affect the financial or operating results of Cousins, Parkway, the combined company or any company spun-off by the combined company. Words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “will,” variations of such words and similar expressions are intended to identify such forward-looking statements. Such forward-looking statements include, but are not limited to, statements about the benefits of the proposed transactions involving Cousins and Parkway, including future financial and operating results, plans, objectives, expectations and intentions. All statements that address operating performance, events or developments that we expect or anticipate will occur in the future — including statements relating to creating value for stockholders, benefits of the proposed transactions to tenants, employees, stockholders and other constituents of the combined company, integrating our companies, cost savings and the expected timetable for completing the proposed transactions — are forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. Although we believe the expectations reflected in any forward-looking statements are based on reasonable assumptions, we can give no assurance that our expectations will be attained and, therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements. For example, these forward-looking statements could be affected by factors including, without limitation, risks associated with the ability to consummate the proposed merger and the timing of the closing of the proposed merger; risks associated with the ability to consummate the proposed spin-off of a company holding the Houston assets of Cousins and Parkway (“HoustonCo”) and the timing of the closing of the proposed spin-off; risks associated with the ability to list the common stock of HoustonCo on the New York Stock Exchange following the proposed spin-off; risks associated with the ability to consummate certain asset sales contemplated by Parkway and the timing of the closing of such proposed asset sales; risks associated with the ability to consummate the proposed reorganization of certain assets and liabilities of Cousins and Parkway, including the contemplated structuring of Cousins and HoustonCo as “UPREITs” following the consummation of the proposed transactions; the failure to obtain the necessary debt financing arrangements set forth in the commitment letter received in connection with the proposed transactions; the ability to secure favorable interest rates on any borrowings incurred in connection with the proposed transactions; the impact of such indebtedness incurred in connection with the proposed transactions; the ability to successfully integrate our operations and employees; the ability to realize anticipated benefits and synergies of the proposed transactions; the potential liability for a failure to meet regulatory requirements, including the maintenance of REIT status; material changes in the dividend rates on securities or the ability to pay dividends on common shares or other securities; potential changes to tax legislation; changes in demand for developed properties; adverse changes in financial condition of joint venture partner(s) or major tenants; risks associated with the acquisition, development, expansion, leasing and management of properties; risks associated with the geographic concentration of Cousins, Parkway or HoustonCo; risks associated with the industry concentration of tenants; the potential impact of announcement of the proposed transactions or consummation of the proposed transactions on relationships, including with tenants, employees, customers and competitors; the unfavorable outcome of any legal proceedings that have been or may be instituted against Cousins, Parkway or any company spun-off by the combined company; significant costs related to uninsured losses, condemnation, or environmental issues; the ability to retain key personnel; the amount of the costs, fees, expenses and charges related to the proposed transactions and the actual terms of the financings that may be obtained in connection with the proposed transactions; changes in local, national and international financial market, insurance rates and interest rates; and those additional risks and factors discussed in reports filed with the Securities and Exchange Commission (“SEC”) by Cousins and Parkway. Cousins and Parkway do not intend, and undertake no obligation, to update any forward-looking statement.

Additional Information about the Proposed Transactions and Where to Find It

In connection with the proposed transaction, Cousins intends to file with the SEC a registration statement on Form S-4 that will include a joint proxy statement of Cousins and Parkway that also constitutes a prospectus of Cousins. Investors and security holders are urged to read the joint proxy statement/prospectus and other relevant documents filed with the SEC, when they become available, because they will contain important information about the proposed transaction. Investors and security holders may obtain free copies of these documents, when they become available, and other documents filed with the SEC at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by Cousins by contacting Cousins Investor Relations at (404) 407-1898. Investors and security holders may obtain free copies of the documents filed with the SEC by Parkway by contacting Parkway Investor Relations at (407) 650-0593.

Cousins and Parkway and their respective directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information about Cousins’ directors and executive officers is available in Cousins’ proxy statement for its 2016 Annual Meeting, which was filed with the SEC on March 22, 2016. Information about directors and executive officers of Parkway is available in the proxy statement for its 2016 Annual Meeting, which was filed with the SEC on March 28, 2016. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the definitive joint proxy statement/prospectus and other relevant materials filed with the SEC regarding the merger when they become available. Investors should read the definitive joint proxy statement/prospectus carefully before making any voting or investment decisions when it becomes available before making any voting or investment decisions. You may obtain free copies of these documents from Cousins or Parkway using the sources indicated above.

This communication and the information contained herein shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the U.S. Securities Act of 1933, as amended.